                                                                         EXHIBIT
                                                                             3.2

                                    BYLAWS

                                      OF

                            NORTHFIELD BANCORP, INC.



                                   ARTICLE I

                               Principal Office

     The principal office of Northfield Bancorp, Inc. (herein the "Corporation") shall be at 8005 Harford Road, Baltimore, Maryland 21234.



                                  ARTICLE II

                                 Stockholders

     SECTION 1.  Place of Meetings.  All annual and special meetings of
                 -----------------
stockholders shall be held at the home office of the Corporation or at such other place within the United States as the board of directors may determine and as designated in the notice of such meeting.

     SECTION 2.  Annual Meeting.  A meeting of the stockholders of the
                 --------------
Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually at such date and time within the month of May as the board of directors may determine.

     SECTION 3.  Special Meetings.  Special meetings of the stockholders for any
                 ----------------
purpose or purposes may be called at any time by the chairman of the board, by the president, by a majority of the board of directors, by a committee of the board of directors in accordance with the provisions of the Corporation's Articles of Incorporation or by the secretary of the Corporation upon the written request of the holders of not less than 25% of all votes entitled to be cast at the meeting; provided that, unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at a meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding 12 months. Such written request shall state the purpose or purposes of the meeting and the matters proposed to be acted on at the meeting and shall be delivered at the home office of the Corporation addressed to the chairman of the board, the president or the secretary. The secretary shall inform the stockholders who make the request of the reasonably estimated cost of preparing and mailing a notice of the meeting and, upon payment of these costs to the Corporation, the secretary shall then notify each stockholder entitled to notice of the meeting.

     SECTION 4.  Conduct of Meetings.  Annual and special meetings shall be
                 -------------------
conducted in accordance with the rules and procedures established by the board of directors. The board of directors shall designate, when present, the chairman of the board, vice chairman of the board or president to preside at such meetings.

     SECTION 5.  Notice of Meeting.  Written notice stating the place, day and
                 -----------------
hour of the meeting and the purpose or purposes for which the meeting is called shall be mailed by the secretary or the officer performing his duties, not less than ten days nor more than ninety days before the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this
Article II, with postage thereon prepaid. If a stockholder is present in person or by proxy at a meeting, or in writing waives notice thereof before or after the meeting, notice of the meeting to such stockholder shall be unnecessary.
When any stockholders' meeting, either annual or special, is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to
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give any notice of the time and place of any meeting adjourned for less than 120 days or of the business to be transacted at such adjourned meeting, other than an announcement at the meeting at which such adjournment is taken.

     SECTION 6.  Fixing of Record Date.  For the purpose of determining
                 ---------------------
stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than ninety days, and in case of a meeting of stockholders, at least ten days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     SECTION 7.  Quorum.  A majority of the outstanding shares of the
                 ------
Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.
At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     SECTION 8.  Proxies.  At all meetings of stockholders, a stockholder may
                 -------
vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

     SECTION 9.  Voting.  At each election for directors every stockholder
                 ------
entitled to vote at such election shall be entitled to one vote for each share of stock held by him. Unless otherwise provided in the Articles of Incorporation, by statute, or by these Bylaws, a majority of those votes cast by stockholders at a lawful meeting shall be sufficient to pass on a transaction or matter which properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

     SECTION 10.  Voting of Shares in the Name of Two or More Persons.  When
                  ---------------------------------------------------
ownership of stock stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but if a majority cannot agree, then each faction may vote the stock in question proportionally or any person voting the stock or any beneficiary may apply to a court of competent jurisdiction to appoint an additional person to act with the persons voting the stock and the stock shall then be voted as determined by a majority of those persons and the person appointed by the court.

     SECTION 11.  Voting of Shares by Certain Holders.  Shares standing in the
                  -----------------------------------
name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

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

     A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     SECTION 12.  Inspectors of Election.  In advance of any meeting of
                  ----------------------
stockholders, the board of directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the board of directors so appoints either one or three inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

     Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

     SECTION 13.  Nominating Committee.  The board of directors shall act as a
                  --------------------
nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least twenty days prior to the date of the annual meeting. Provided such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the secretary of the Corporation in accordance with the provisions of the Corporation's Articles of Incorporation.

     SECTION 14.  New Business.  Any new business to be taken up at the annual
                  ------------
meeting shall be stated in writing and filed with the secretary of the Corporation in accordance with the provisions of the Corporation's Articles of Incorporation. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as provided in the Corporation's Articles of Incorporation.


                                  ARTICLE III

                              Board of Directors

     SECTION 1.  General Powers.  The business and affairs of the Corporation
                 --------------
shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board, a vice chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board, the vice chairman of the board or the president to preside at its meetings.

     SECTION 2.  Number, Term and Election.  The board of directors shall
                 -------------------------
initially consist of _____ members and thereafter shall consist of such number of members as determined by the board of directors from time to time in accordance with the provisions of the Corporation's Articles of Incorporation. The board of directors shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three

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years and until their successors are elected or qualified. The board of directors shall be classified in accordance with the provisions of the Corporation's Articles of Incorporation.

     SECTION 3.  Regular Meetings.  A regular meeting of the board of directors
                 ----------------
shall be held generally each month at such time and place as shall be determined by resolution of the board of directors without other notice than such resolution.

     SECTION 4.  Special Meetings.  Special meetings of the board of directors
                 ----------------
may be called by or at the request of the chairman of the board, the president, or a majority of the directors. The persons authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by such persons.

     Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.

     SECTION 5.  Notice.  Written notice of any special meeting shall be given
                 ------
to each director at least two days previous thereto delivered personally or by telegram or at least seven days previous thereto delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 6.  Quorum.  A majority of the number of directors fixed by Section
                 ------
2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

     SECTION 7.  Manner of Acting.  The act of the majority of the directors
                 ----------------
present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by these Bylaws, the Corporation's Articles of Incorporation, or General Laws of the State of Maryland.

     SECTION 8.  Action Without a Meeting.  Any action required or permitted to
                 ------------------------
be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors and filed with the minutes or proceedings of the board of directors.

     SECTION 9.  Resignation.  Any director may resign at any time by sending a
                 -----------
written notice of such resignation to the home office of the Corporation addressed to the chairman of the board or the president. Unless otherwise specified herein such resignation shall take effect upon receipt thereof by the chairman of the board or the president.

     SECTION 10.  Vacancies.  Any vacancy occurring in the board of directors
                  ---------
shall be filled in accordance with the provisions of the Corporation's Articles of Incorporation. The term of such director shall be in accordance with the provisions of the Corporation's Articles of Incorporation.

     SECTION 11.  Removal of Directors.  Any director or the entire board of
                  --------------------
directors may be removed only in accordance with the provisions of the Corporation's Articles of Incorporation.

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     SECTION 12.  Compensation.  Directors, as such, may receive a stated salary
                  ------------
and/or fees for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the board of directors may determine. Nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

     SECTION 13.  Presumption of Assent.  A director of the Corporation who is
                  ---------------------
present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he announces his dissent at the meeting and (i) his dissent or abstention is entered in the minutes of the meeting, (ii) he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or (iii) he forwards such dissent by registered mail to the secretary of the Corporation within twenty-four hours after the adjournment of the meeting by certified mail, return receipt requested, bearing a postmark from the United States Postal Service. Such right to dissent shall not apply to a director who votes in favor of such action or fails to make his dissent known at the meeting.

     SECTION 14.  Advisory Directors.  The board of directors may by resolution
                  ------------------
appoint advisory directors to the board, who may also serve as directors emeriti, and shall have such authority and receive such compensation and reimbursement as the board of directors shall provide. Advisory directors or directors emeriti shall not have the authority to participate by vote in the transaction of business.

     SECTION 15.  Age Limitation.  (a) No person seventy (70) years of age shall
                  --------------
be eligible for election, reelection, appointment, or reappointment to the board of directors. No person shall serve as a director beyond the annual meeting of the Corporation immediately following the director becoming age seventy (70), except that a director serving on the date of the adoption of the bylaws of Northfield Federal Savings may complete the term as director. This age limitation does not apply to an advisory director.

     (b) The age limitation contained in these Bylaws shall not be applicable to any director holding office on the date of the adoption of the Bylaws of Northfield Federal Savings.


                                  ARTICLE IV

                     Committees of the Board of Directors

     The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, as they may determine to be necessary or appropriate for the conduct of the business of the Corporation, and may prescribe the duties, constitution and procedures thereof. Each committee shall consist of one or more directors or officers of the Corporation. The board may designate one or more directors or officers as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

     The board of directors shall have power, by the affirmative vote of a majority of the authorized number of directors, at any time to change the members of, to fill vacancies in, and to discharge any committee of the board. Any member of any such committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the board, the chairman of the board, the chief executive officer, the chairman of such committee, or the secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the board called for that purpose.

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                                   ARTICLE V

                                   Officers

     SECTION 1.  Positions.  The officers of the Corporation shall be a
                 ---------
chairman, a vice chairman, a president, one or more vice presidents, a secretary, an assistant secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     SECTION 2.  Election and Term of Office.  The officers of the Corporation
                 ---------------------------
shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The board of directors may authorize the Corporation to enter into an employment contract with any officer in accordance with state law; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

     SECTION 3.  Removal.  Any officer may be removed by vote of two-thirds of
                 -------
the board of directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 4.  Vacancies.  A vacancy in any office because of death,
                 ---------
resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

     SECTION 5.  Remuneration.  The remuneration of the officers shall be fixed
                 ------------
from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

     SECTION 6.  Age Limitation.  No person seventy (70) years of age shall be
                 --------------
eligible for election, reelection, appointment, or reappointment as an officer of the Corporation. No officer shall serve beyond the annual meeting of the Corporation immediately following the officer becoming age seventy (70), except that an officer serving on the date of the adoption of the bylaws of Northfield Federal Savings may complete the term.


                                  ARTICLE VI

                     Contracts, Loans, Checks and Deposits

     SECTION 1.  Contracts.  To the extent permitted by applicable law, and
                 ---------
except as otherwise prescribed by the Corporation's Articles of Incorporation or these Bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

     SECTION 2.  Loans.  No indebtedness shall be contracted on behalf of the
                 -----
Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

     SECTION 3.  Checks, Drafts, Etc.  All checks, drafts or other orders for
                 -------------------
the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by resolution of the board of directors.

     SECTION 4.  Deposits.  All funds of the Corporation not otherwise employed
                 --------
shall be deposited from time to time to the credit of the Corporation in any of its duly authorized depositories as the board of directors may select.


                                  ARTICLE VII

                  Certificates for Shares and Their Transfer

     SECTION 1.  Certificates for Shares.  The shares of the Corporation shall
                 -----------------------
be represented by certificates signed by the chairman of the board of directors or by the president or a vice president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself of an employee of the Corporation. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

     SECTION 2.  Form of Share Certificates.  All certificates representing
                 --------------------------
shares issued by the Corporation shall set forth upon the face or back that the Corporation will furnish to any stockholder upon request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each class authorized to be issued, the differences in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

     Each certificate representing shares shall state upon the face thereof:
the name of the Corporation; that the Corporation is organized under the laws of the State of Maryland; the name of the person to whom issued; the number and class of shares; the date of issue; the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate, or a statement that the shares are without par value. Other matters in regard to the form of the certificates shall be determined by the board of directors.

     SECTION 3.  Payment for Shares.  No certificate shall be issued for any
                 ------------------
share until such share is fully paid.

     SECTION 4.  Form of Payment for Shares.  The consideration for the issuance
                 --------------------------
of shares shall be paid in accordance with the provisions of the Corporation's Articles of Incorporation.

     SECTION 5.  Transfer of Shares.  Transfer of shares of capital stock of the
                 ------------------
Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

     SECTION 6.  Stock Ledger.  The stock ledger of the Corporation shall be the
                 ------------
only evidence as to who are the stockholders entitled to examine the stock ledger or the books of the Corporation or to vote in person or by proxy at any meeting of stockholders.

     SECTION 7.  Lost Certificates.  The board of directors may direct a new
                 -----------------
certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

     SECTION 8.  Beneficial Owners.  The Corporation shall be entitled to
                 -----------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.


                                 ARTICLE VIII

                           Fiscal Year; Annual Audit

     The fiscal year of the Corporation shall end on the 31st day of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors.


                                  ARTICLE IX

                                   Dividends

     Subject to the provisions of the Corporation's Articles of Incorporation and applicable law, the board of directors may, at any regular or special meeting, declare dividends on the Corporation's outstanding capital stock. Dividends may be paid in cash, in property or in the Corporation's own stock.


                                   ARTICLE X

                                Corporate Seal

     The corporate seal of the Corporation shall be in such form as the board of directors shall prescribe.


                                  ARTICLE XI

                                  Amendments

     In accordance with the Corporation's Articles of Incorporation, these Bylaws may be repealed, altered, amended or rescinded by the stockholders of the Corporation only by vote of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting). In addition, the board of directors may repeal, alter, amend or rescind these Bylaws by vote of two-thirds of the board of directors at a legal meeting held in accordance with the provisions of these Bylaws.